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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 23, 2001

                           EINSTEIN/NOAH BAGEL CORP.
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             (Exact name of registrant as specified in its charter)

Delaware                             0-21097                          84-1294908
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(State or other                    (Commission                    (IRS Employer
jurisdiction of                      File No.)               Identification No.)
incorporation)


                  1687 Cole Boulevard, Golden, Colorado 80401
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                   (Address of principal executive offices)


                                (303) 568-8000
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5. Other Events

        On May 23, 2001, the U.S. Bankruptcy Court for the District of Arizona (the "Bankruptcy Court") denied the motion of New World Coffee-Manhattan Bagel, Inc. ("New World"), as joined in by the trustee under the Boston Chicken plan of reorganization (the "Boston Chicken Plan Trustee"), to continue the motion of Einstein/Noah Bagel Corp. (the "Company") and Einstein/Noah Bagel Partners, L.P. ("Bagel Partners") to sell substantially all of their assets in a sale under
Section 363 of the United States Bankruptcy Code. The Bankruptcy Court vacated the dates that had previously been set for a hearing on confirmation of the joint plan of reorganization originally filed on April 2, 2001 by the Boston Chicken Plan Trustee, and the Bankruptcy Court confirmed June 1, 2001 as the date for the hearing on the sale motion.

        The Bankruptcy Court also ruled that New World was a Qualified Bidder under the bidding procedures applicable to the sale. The Company and Bagel Partners have received a bid from New World, and its affiliate Greenlight New World, L.L.C., to purchase substantially all of their assets for a purchase price consisting of $151.0 million in cash and the assumption of up to $30 million in current liabilities and certain other liabilities and obligations (the "New World Bid"). The Company and Bagel Partners have not yet made a determination whether the New World Bid is a Qualified Bid under the bidding procedures, or whether the New World Bid is the highest and best bid.


                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 24, 2001

                                EINSTEIN/NOAH BAGEL CORP.



                                By: /s/ Paul A. Strasen
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                                    Paul A. Strasen
                                    Senior Vice President

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